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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 10, 2000, relating to the consolidated financial statements of Digital Island, Inc., which appears in Digital Island, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the incorporation by reference of our report dated November 10, 2000 relating to the financial statement schedules, which appears in such Form 10-K.


/s/ PricewaterhouseCoopers LLP

San Francisco, California
March 28, 2001